UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011 (December 7, 2011)

LTX-Credence Corporation

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 781-461-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2011, the Board of Directors of LTX-Credence Corporation, a Massachusetts corporation (the “Company”), approved a revised form of Indemnification Agreement (the “Indemnification Agreement”) and authorized the Company to enter into an Indemnification Agreement with each of its directors and officers (each, an “Indemnitee”). Under the terms of the Indemnification Agreement, subject to the satisfaction of certain conditions and compliance with certain procedures specified in the Indemnification Agreement, the Company will, to the fullest extent permitted by law, indemnify (including advancing any and all attorneys’ fees, retainers, court costs, and other fees and expenses) the Indemnitee in connection with any proceeding as to which the Indemnitee is made a party, or threatened to be made a party, by reason of the Indemnitee’s status as a director and/or officer of the Company.

If the Indemnitee is an officer of the Company, the Company will indemnify the Indemnitee unless any such proceeding arises out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. If the Indemnitee is a director of the Company, the Company will indemnify the Indemnitee if:

•

the Indemnitee conducted himself or herself in good faith, he or she reasonably believed that his or her conduct was in the best interests of the Company or that his or her conduct was at least not opposed to the best interests of the Company, and in cases of criminal proceedings, the Indemnitee had no reasonable cause to believe his or her conduct was unlawful; or

•

the Indemnitee engaged in conduct for which he or she is not liable under a provision of the Company’s Articles of Organization, as amended, authorized by Section 2.02(b)(4) of Chapter 156D of the General Laws of the Commonwealth of Massachusetts.

If an Indemnitee is wholly successful in the defense of any such proceeding, the Company will indemnify the Indemnitee, to the fullest extent permitted by law, against all reasonable attorneys’ fees, retainers, court costs, and other fees and expenses incurred by or on behalf of the Indemnitee in connection with such proceeding.

The Company will not indemnify, or advance expenses to, the Indemnitee in connection with a proceeding initiated by the Indemnitee unless (i) the initiation thereof is approved by the Company’s Board of Directors or (ii) such proceeding is instituted after a change in control of the Company (as defined in the Indemnification Agreement).

The Indemnification Agreement provides contractual rights of contribution in favor of Indemnitees in situations where the indemnification provided for is unavailable for any reason.

The Indemnification Agreement provides that the Company’s obligations thereunder are primary to any other rights to indemnification, advancement of expenses and/or insurance held by an Indemnitee.

For the duration of the Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as the Indemnitee is subject to any pending or possible claim indemnifiable under the Indemnification Agreement, the Company will use commercially reasonable efforts to maintain a directors’ and officers’ liability insurance policy providing coverage for the Company’s directors and officers. In the event of a change in control of the Company, the Company will maintain such directors and officers’ liability insurance policy for the benefit of the Indemnitee for a period of six years following the change in control.

The Indemnification Agreement for non-employee directors includes additional provisions relating to the sharing of information.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on December 9, 2011 (the “2011 Annual Meeting”), the Company’s stockholders voted on the proposals described below as follows:

1. The following nominees were elected to the Company’s Board of Directors to serve as Class I Directors for three-year terms expiring at the 2014 annual meeting of stockholders. The tabulation of the votes cast for each such nominee at the 2011 Annual Meeting is set forth below.

	For	Withheld	Broker Non-Votes
Stephen M. Jennings	31,933,205	4,124,220	9,259,834
Bruce R. Wright	32,323,488	3,733,937	9,259,834

Following the 2011 Annual Meeting, Roger W. Blethen, Roger J. Maggs and Ping Yang, Ph.D, currently serving as Class II Directors and having three-year terms expiring at the 2012 annual meeting of stockholders, and Mark S. Ain and David G. Tacelli, currently serving as Class III Directors and having three-year terms expiring at the 2013 annual meeting of stockholders, continued in office.

2. A non-binding, advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2011 Annual Meeting, including the disclosures under the heading “Compensation Discussion and Analysis,” the compensation tables, and any related materials included in such proxy statement was approved. The tabulation of the votes cast with respect to this proposal at the 2011 Annual Meeting is set forth below.

For:	34,812,890
Against:	1,032,994
Abstain:	211,541
Broker Non-Votes:	9,259,834

3. The stockholders approved, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year. The tabulation of the votes cast with respect to this proposal at the 2011 Annual Meeting is set forth below.

One Year:	33,259,205
Two Years:	52,717
Three Years:	2,520,836
Abstain:	224,667
Broker Non-Votes:	9,259,834

Consistent with the Board’s recommendation in favor of an annual advisory vote on the frequency with which to hold future advisory votes on the compensation of the Company’s named executive officers and the voting results at the 2011 Annual Meeting, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

4. The appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2012 was ratified. The tabulation of the votes cast with respect to this proposal at the 2011 Annual Meeting is set forth below.

For:	44,409,293
Against:	754,621
Abstain:	153,345

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: December 12, 2011	By:	/s/ Mark J. Gallenberger
Mark J. Gallenberger Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement between LTX-Credence Corporation and each of its directors and officers